EXCEL INDUSTRIES, INC.

                                 AND

                         THE STOCKHOLDERS OF
                      ANDERSON INDUSTRIES, INC.









                   WARRANT GRANT AND REGISTRATION
                         RIGHTS AGREEMENT




                     Dated as of April 3, 1996

     WARRANT GRANT AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 3, 1996, by and among Excel Industries, Inc., an Indiana corporation (the "Company"), and the stockholders of Anderson Industries, Inc., a Delaware corporation ("Anderson"), listed on Schedule I attached hereto (each, individually, a "Seller" and, collectively, the "Sellers").


                      W I T N E S S E T H:

     WHEREAS, the Company is purchasing all of the capital stock of Anderson pursuant to the Stock Purchase Agreement (the "Purchase
Agreement"), dated as of March 4, 1996, by and among the Company, Anderson and the Sellers; and

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue to the Sellers warrants (the "Warrants") to purchase up to an aggregate of 381,000 Common Shares (as defined in Section 8.3 hereof);

     WHEREAS, the Warrants being issued pursuant to this Agreement are being issued as of the date hereof (the Closing Date under the Purchase Agreement) by the Company to the Sellers in partial consideration for the sale of their shares of capital stock of Anderson.

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. The Sellers are hereby granted the right to purchase, at any time from April 3, 1996 until 5:00 p.m., Eastern Standard time, on April 2, 2001 (the "Exercise
Period"), up to an aggregate of 381,000 Common Shares (allocated among the Sellers as set forth below in this Section 1) (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $13.25 per Common Share , subject to the terms and conditions of this Agreement. Each Seller shall have the right to purchase such number of Common Shares as is equal to 381,000 shares multiplied by the ownership percentage set forth opposite such Seller's name on Schedule I.

     2. Warrant Certificates. Concurrently with the execution hereof, the Company will execute and deliver to each Seller a Warrant Certificate (as defined below) for the number of Common Shares which such Seller is entitled to purchase pursuant to this Agreement, determined in accordance with Section 1 above. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3.   Exercise of Warrant.

     3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price per Common Share set forth in Section 6 hereof (subject to adjustment as provided in Section
8 hereof), payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Common Shares purchased, at the Company's principal offices (presently located at 1120 North Main, Elkhart, Indiana 46514), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Common Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Common Shares underlying the Warrants); provided, however, that the purchase rights represented by a Warrant Certificate may not be exercised for fewer than the lesser of (i) 100 Common Shares or (ii) the balance of the Common Shares subject to the purchase rights represented by such Warrant Certificate. In the case of the purchase of less than all the Common Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Common Shares purchasable thereunder.

     3.2 Exercise by Surrender of Warrants. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holders of the Warrants shall have the right commencing on the first date as of which the entire principal amount of the Company's outstanding 10% Convertible Subordinated Notes due December 1, 2000 has been paid or converted to Common Shares in accordance with those certain Note Purchase Agreements dated December 1, 1989, as amended, between the Company and certain affiliates of Connecticut General Life Insurance Company and certain affiliates of Textron, Inc. (collectively, the "CIGNA-Textron Agreement"), and at any time and from time to time thereafter during the Exercise Period, to exercise the Warrants in whole or in part by surrendering a Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of Common Shares equal to (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Common Shares less the Exercise Price and the denominator of which is such Market Price. The term "Market Price" means the average of the closing sale price per share on the principal stock exchange or market on which the Common Shares are traded on each of the ten consecutive trading days preceding the date on which the form of election attached hereto is deemed to have been given to the Company pursuant to Section 13 hereof.


     4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for Common Shares or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the persons or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. For purposes of this Agreement, the term "person" means a corporation, association, partnership, organization, business, individual, trust, governmental agency or authority, or governmental or political subdivision. The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chief Executive Officer or President or Vice President of the Company attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5. Investment Intent. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

     6.   Exercise Price.

     6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $13.25 per Common Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

     6.2 Exercise Price. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     7.   Registration Rights.

     7.1 Registration under the Securities Act of 1933. The Warrants, the Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise of the Warrants, in part or in whole, the certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

     The securities represented by this certificate have not been
registered under the      Securities Act of 1933, as amended
("Act") or any state securities laws, and may      not be offered
or sold except pursuant to (i) an effective registration statement under the Act and registration under applicable state
securities laws, (ii) to the      extent applicable, Rule 144 under
the Act (or any similar rule under the Act      relating to the
disposition of securities) and any similar exemption under state securities laws, or (iii) another available exemption from
registration under the      Act and applicable state securities
laws.

     7.2  Piggyback Registration.

          (a) If, at any time commencing after the date hereof and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than solely in connection with a merger or consolidation of the Company with or into, or an acquisition by the Company of the capital stock of another corporation or in payment for any assets, or pursuant to Form S-8 or a successor form) it will give written notice by delivery in person, registered or certified mail (postage prepaid, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, at least twenty-five (25) days prior to the filing of each such registration statement, to John R. Anderson, as representative of the Holders (the "Representative"), of its intention to do so. If any of the Holders of the Warrants and/or Warrant Shares notify the Company within fifteen (15) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement; provided however, that if such Holders shall be the only persons exercising such rights to have securities registered under such registration statement, then the Company shall not be obligated to comply with the registration request unless it receives such notice from Holders (including the Representative) of at least twenty-five thousand (25,000) Warrants and/or Warrant Shares (but if the aggregate number of Warrants and Warrant Shares which are then entitled to registration under this Section 7.2 is less than twenty-five thousand (25,000), then such aggregate number). Notwithstanding the provisions of this Section 7.2(a), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2(a) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          (b) If the Company at any time proposes to register any of its securities under the Act as contemplated by Section 7.2(a) and such securities are to be distributed by or through one or more underwriters and if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Representative) stating that in its opinion the number of shares proposed to be included in such registration statement exceeds the number which can be sold in such offering without adversely affecting the distribution or the offering price of such securities (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect) then the Company will only include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering:

          first, any securities to be registered pursuant to
Section 16.2.1 of the CIGNA-Textron Agreement, allocated as therein provided,

          second, securities that the Company proposes to issue and sell on its own behalf,

          third, securities to be registered pursuant to Section
16.2.2 of the CIGNA-Textron Agreement, allocated as therein provided,

          fourth, securities requested to be registered pursuant to
Section 7.2(a), allocated pro rata among the Holders of Warrants and/or Warrant Shares requesting such registration on the basis of the number of shares requested to be registered by such Holders, and fifth, any other securities of the Company.

     7.3  Demand Registration.

          (a) At any time commencing after the date hereof and expiring seven (7) years thereafter, except during a period after the Company has given the Representative notice of a proposed registration of shares pursuant to Section 7.2(a) until either such proposed registration is abandoned or the expiration of 120 days after the effective date of such registration, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement on Form S-3 (or any successor or similar short-form registration statement) if then available to the Company, or, if no such form is then available, on such other appropriate registration form as shall be selected by the Company and which shall permit registration of an offering of Warrant Shares in accordance with Rule 415 under the Act and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company, in order to comply with the provisions of the Act, so as to permit a public offering (which shall not be underwritten) and sale of their respective Warrant Shares for up to eighteen (18) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within twenty (20) days after receiving notice from the Company of such request.

          (b) The Company covenants and agrees to give written notice of any registration request by any Holder or Holders under subsection (a) of Section 7.3 to the Representative within five (5) days from the date of the receipt of any such registration request.

          (c) No right of the Holders under this Section 7.3 shall be deemed to have been exercised if with respect to such right:

          (A) the requisite notice given by Holders pursuant to this Section 7.3 is withdrawn prior to the date of filing of a registration statement or if a registration statement filed by the Company under the Securities Act pursuant to this Section 7.3 is withdrawn prior to its effective date, in either case, by written notice to the Company from the Holders of fifty percent (50%) or more of the Warrants and/or Warrant Shares to be included or which are included in such registration statement; or

          (B)  a registration statement pursuant to this Section
7.3 shall not have become effective under the Act;  or

          (C)  a registration statement pursuant to this Section
7.3 shall have become effective under the Act and (i) such registration statement shall not have remained effective and available to Holders for resale of Warrant Shares for a period of at least eighteen (18) months (unless all of the Warrant Shares registered thereunder have been sold or disposed of prior to the expiration of such eighteen (18)-month period) or (ii) less than 85% of the Warrant Shares included therein shall have been sold as a result of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

     7.4  Termination of Obligation to Register Warrant Shares.
The Company's obligation to register any Warrant Share pursuant to
Section 7.2(a) or 7.3 shall terminate upon the resale of such Warrant Share to the public pursuant to a registration statement filed with the Commission under the Act or pursuant to Rule 144 (or any successor rule) under the Act.

     7.5  Covenants of the Company with Respect to Registration.
In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

          (a) The Company shall use its best efforts to file a registration statement within thirty-five (35) days of receipt of any demand therefor under Section 7.3, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares and, with respect to a registration under which Warrant Shares are to be offered pursuant to Section 7.2, any underwriter with such number of copies of the registration statement, each amendment and supplement thereof and the prospectus(es) included in such registration statement (including each preliminary prospectus) as shall reasonably be requested.

          Notwithstanding the foregoing, the Company shall be entitled to postpone, for a period of not more than sixty (60) days after receipt of a request to effect a registration, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 7.3 hereof, if the Board of Directors of the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company and promptly gives the Holders demanding registration written notice of such determination; provided that (i) upon such postponement by the Company, the Company shall be required to file such registration statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the aforesaid material financing, acquisition, corporate reorganization or other material transaction or development involving the Company,
(ii) the Holders who made such written request to effect such registration, may, at any time in writing, withdraw such request for such registration and therefore preserve the right provided in
Section 7.3 hereof for such Holders to again request such registration, and (iii) if such request is received less than eighteen months prior to the end of the Exercise Period, the Exercise Period shall automatically be extended for an additional period of sixty (60) days.

          (b) The Company shall pay all costs, fees and expenses incident to its performance, in connection with all registration statements filed pursuant to this Agreement including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holders will pay all costs, fees and expense incurred directly by the Representative and the Holders, including, without limitation, fees and expenses of any counsel engaged by the Representative or the Holders, in connection with any such registration statement.

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as the Holders shall designate; provided that the Company shall not be obligated (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) to file any general consent to service of process in any jurisdiction in any action other than one arising out of the offering or the sale of the Warrant Shares.

          (d) In the case of a registration statement filed pursuant to Section 7.3 hereof, the Company shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith, which prospectus(es) are to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep such registration statement effective for a period of eighteen (18) months or such shorter period as may be provided in Section 7.3 and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or supplement to such prospectus.

          (e) The Company shall notify each Holder of Warrants and/or Warrant Shares covered by such registration statement promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purposes and will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, or (ii) the suspension of the qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and will promptly use its best efforts to prevent such suspension or have such suspension lifted if it should be effected.

          (f) Nothing contained in this Agreement shall be construed as requiring a Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (g) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

          (h) In connection with an underwritten public offering under which Warrant Shares are to be offered pursuant to Section
7.2 of this Agreement, the Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters, other than customary representations, warranties or agreements regarding such Holders, such Holders' Warrants and/or Warrant Shares and such Holders' intended method of distribution and any other representation required by law.

          (i) In connection with an underwritten public offering under which Warrant Shares are to be offered pursuant to Section
7.2 of this Agreement, the Company shall furnish to the Representative and to each underwriter, a signed counterpart, addressed to the Holders and each such underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement and an opinion dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the effective date of such registration statement and a letter dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have issued a report on the Company's financial statements included or incorporated by reference in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          (j) The Company shall deliver promptly to the Representative and, in connection with an underwritten public offering under which Warrant Shares are to be offered pursuant to
Section 7.2 of this Agreement, to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Representative and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Representative or underwriter shall reasonably request.

          (k) For purposes of this Agreement, the term "Majority," in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the aggregate of (i) the Common Shares issuable upon exercise of all then outstanding Warrants, and (ii) the then outstanding Warrant Shares that (x) are not held by the Company, an officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or
(y) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act or pursuant to Rule 144 (or any successor rule) under the Act.

          (l) The Company shall promptly notify each Holder of Warrants and/or Warrant Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, in the event of and upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Holder promptly prepare, file with the Commission and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (m) The Company shall promptly notify each Holder of Warrants and/or Warrant Shares covered by such registration statement (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or related prospectus or for additional information, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

          (n) The Company shall take all such other actions as each Holder of Warrants and/or Warrant Shares covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Warrant Shares, including, without limitation, (i) preparing and arranging for the timely delivery of certificates representing Warrant Shares to be sold and not bearing any restrictive legends unless required by applicable law and (ii) in the case of an underwritten public offering under which Warrant Shares are to be offered pursuant to Section 7.2 of this Agreement, enabling such Warrant Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of shares to the underwriters.

     7.6  Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Warrant Shares under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of such Warrant Shares and each other person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which they or any of them may become subject under the Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which such securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof in a timely manner or in reasonable quantity to the Holders seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to a particular person to be indemnified hereunder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such person expressly for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing and provided further that with respect to any sale made other than in an underwritten offering and other than through the facilities of a national securities exchange, the Company shall not be liable to any Holder or any person controlling such Holder under the indemnity agreement in this Section 7.6 to the extent that any such Indemnified Damages result from the fact that such Holder sold securities to a person to whom there was not sent or given at or prior to such sale, a copy of the prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to the Holders or the Representative.

          (b) Indemnification by the Holders. The Company may require, as a condition to including any Warrant Shares in any registration statement filed pursuant to Section 7 that the Company shall have received an undertaking satisfactory to it from the Holders of such Warrant Shares to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection
(a) of Section 7.6) the Company, its officers and directors and each officer of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information such Holders furnished to the Company through an instrument duly executed by them expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement, provided, however, that no Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of its respective Warrant Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holders.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 7.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 7.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

          (d) Indemnification Payments. The indemnification required by this Section 7.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (e) Contribution. If the indemnification provided for in this Section 7.6 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Holder to contribute as provided in this subparagraph (e) are several in proportion to the relative value of their respective Warrant Shares covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld.

          (f) Other Rights; Liabilities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7.7  Holdback Agreements.

          (a) Each Holder of Warrants and/or Warrants Shares agrees by acquisition of Warrant Shares, if so required by the managing underwriter, not to effect any public sale or distribution of any equity securities of the Company, during the seven days prior to the date on which any underwritten registration filed by the Company has become effective and the 120 days thereafter, except as part of such underwritten registration. The Company shall use its best efforts to notify the Representative of the anticipated effective date of any such underwritten registration at least ten business days prior to such anticipated effective date. If a registration statement filed pursuant to Section 7.3 of this Agreement is effective on the date seven days prior to the effective date of any such underwritten registration, the eighteen
(18) month periods provided for in Section 7.3(a), 7.3(c)(C) and 7.5(d) shall be extended, with respect to such registration statement filed pursuant to Section 7.3, for 127 days.

          (b) The Company will not effect any public distribution of its equity securities, or any securities convertible into or exchangeable for any of its equity securities, during the seven days prior to and the 120 days after any underwritten registration under which Warrant Shares are to be offered pursuant to Section 7.2(a) of this Agreement shall have become effective, except as part of such underwritten registration.

     7.8 No Violation of CIGNA-Textron Agreement. The registration rights granted under this Section 7 are subject to the prior registration rights of the holders of Registrable Securities, as defined in the CIGNA-Textron Agreement, under Section 16.2 of such agreement including, without limitation the rights of priority provided therein in the case of an underwritten offering. Any provision of this Agreement to the contrary notwithstanding, the Company shall not be obligated hereunder to perform any act or do any thing which would prevent the Company from fulfilling its obligations under Section 16.2 of the CIGNA-Textron Agreement or result in the breach of a covenant of the Company made in Section
16.2 of the CIGNA-Textron Agreement.

     8.   Adjustments to Exercise Price and Number of Shares.

     8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Shares , the Exercise Price shall be decreased, in the case of subdivision, or increased, in the case of combination, in the same proportions as the Common Shares are subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

     8.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     8.3 Definition of Common Shares. For the purpose of this Agreement, the term "Common Shares" shall mean (i) the class of shares designated as common stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of shares resulting from successive changes or reclassification of such Common Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     8.4 Merger or Consolidation. (a) In case the Company after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Shares (other than a capital reorganization or reclassification resulting in the issue of additional Common Shares for which adjustment in the Exercise Price is provided in Section 8), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement and the Warrants, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as shareholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 8.

     8.5 Assumption of Obligations. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through
(iv) of Section 8.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of the Warrants, (a) the obligations of the Company under this Agreement and the Warrants (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8, such Holders may be entitled to receive, and such person shall have similarly delivered to the Representative an opinion of counsel for such person, which counsel shall be reasonably satisfactory to the Representative, stating that this Agreement and the Warrants shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 8) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

     8.6 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than an ordinary quarterly cash dividend) or otherwise distribute to its shareholders any assets, property, rights, evidences of indebtedness, securities (other than Common Shares), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Common Shares or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

     8.7 Other Dilutive Events. If any event occurs as to which, in the reasonable opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.


     8.8 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 8, the Company shall mail to the Representative, at least thirty (30) days prior to the record date with respect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable in connection with such event.

     8.9 Notice of Adjustments. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to this Section 8, the Company shall make a certificate signed by its Chief Executive Officer, President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

     8.10 Preservation of Rights. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

     9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares or other securities, properties or rights.

     11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Common Shares issuable upon the exercise of the Warrants to be listed and/or quoted on all securities exchanges and/or markets (subject to official notice of issuance) with respect to which the Common Shares may then be so listed and/or quoted.

     12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its Common Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution payable (other than an ordinary quarterly cash dividend); or

          (b) the Company shall offer to all the holders of its Common Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or any capital reorganization, recapitalization or reclassification or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company will mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Shares shall be entitled to exchange their Common Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

     13.  Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

               (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company, with a copy to the Representative; or

               (b) If to the Representative, to the address set forth in Section 10.3 of the Purchase Agreement or to such other address as the Representative may designate by notice to the Company; or

               (c)  If to the Company, to the address set forth in
Section 3.1 hereof or to such other address as the Company may designate by notice to the Representative and the Holders.

     14. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrants.

     15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     16. Termination. This Agreement shall terminate at the close of business on April 2, 2003.

     17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     Any process or summons to be served upon any of the Company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     18. Entire Agreement; Modification. This Agreement (including the Purchase Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended to be, nor should they be construed as, part of this Agreement and shall be given no substantive effect.

     21. Benefits of This Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Sellers and any other registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Sellers and any other registered Holders of the Warrant Certificates or Warrant Shares.

     22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                         EXCEL INDUSTRIES, INC.


                              By:
                                  James O. Futterknecht, Chairman,
                                  President and Chief Executive
                                   Officer

Attest:



Secretary

                              SELLERS:



                             Ralph F. Anderson, not individually,
                              but solely as Trustee of the
                              Ralph F. Anderson Revocable Trust
                              U/A/D 4/25/77 (SR)




                             Ralph F. Anderson, not individually,
                              but solely as Trustee of the
                              Elizabeth D. Anderson Revocable
                              Trust U/A/D 4/25/77 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Elizabeth D. Anderson Revocable
                              Trust U/A/D 4/25/77 (SR)



                             Ralph F. Anderson, not individually,
                              but solely as Trustee of the
                              Testamentary Trust U/W/O Edith
                              Anderson (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the John
                              Anderson Revocable Trust U/A/D
                              9/21/77 (SR)



                             Linda Anderson (SR)



                             David J. Anderson (SR)



                             Kristin L. Anderson (SR)



                             Richard A. Behr, not individually,
                              but solely as Trustee of the
                              Tracy E. Anderson Trust U/A/D
                              10/1/76



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Tracy E. Anderson Trust U/A/D
                              10/1/76



                             Richard A. Behr, not individually,
                              but solely as Trustee of the
                              Jeffrey R. Anderson Trust U/A/D
                              5/1/80



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Jeffrey R. Anderson Trust U/A/D
                              5/1/80



                             Judith E. Graff, not individually,
                              but solely as Trustee of the
                              Judith E. Graff Revocable Trust
                              U/A/D 9/15/78 (SR)



                             Judith E. Graff, not individually,
                              but solely as Trustee of the Heather
                              Kalny 1992 Trust U/A/D 4/22/92 (SR)



                             Judith E. Graff, not individually,
                              but solely as Trustee of the
                              John Kalny II, 1995 Trust U/A/D
                              5/30/95 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              John Anderson Children's Trust
                              U/A/D 12/4/87



                             Richard A. Behr, not individually,
                              but solely as Trustee of the
                              John Anderson Children's Trust
                              U/A/D 12/4/87




                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              John Anderson Discretionary Trust
                              U/A/D 12/28/76 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              John Anderson Discretionary Trust
                              U/A/D 12/28/76 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              John Anderson Gift Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of
                              John Anderson Gift Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              David Descendants Trust U/A/D
                              12/28/76 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              David Descendants Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              David Family Trust U/A/D 12/28/76
                              (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              David Family Trust U/A/D 12/28/76
                              (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Kristin Descendants Trust U/A/D
                              12/28/76 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Kristin Descendants Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Kristin Family Trust U/A/D 12/28/76
                              (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Kristin Family Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Tracy Descendants Trust U/A/D
                              12/28/76 (SR)




                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Tracy Descendants Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Tracy Family Trust U/A/D 12/28/76
                              (SR)




                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Tracy Family Trust U/A/D 12/28/76
                              (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Jeffrey Descendants Trust U/A/D
                              4/15/83 (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Jeffrey Descendants Trust U/A/D
                              4/15/83 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Jeffrey Family Trust U/A/D 4/15/83
                              (SR)



                             Allan B. Muchin, not individually,
                              but solely as Trustee of the
                              Jeffrey Family Trust U/A/D 4/15/83
                              (SR)





                             Judith E. Graff, not individually,
                              but solely as Trustee of the
                              Judith E. Graff Discretionary Trust
                              U/A/D 12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Judith E. Graff Discretionary Trust
                              U/A/D 12/28/76 (SR)



                             Judith E. Graff, not individually,
                              but solely as Trustee of the
                              Judith E. Graff Family Trust U/A/D
                              12/28/76 (SR)



                             John R. Anderson, not individually,
                              but solely as Trustee of the
                              Judith E. Graff Family Trust U/A/D
                              12/28/76 (SR)


                              SELLERS' REPRESENTATIVE:


                             John R. Anderson, as Representative
                             of the Sellers

                               EXHIBIT A



                  [FORM OF WARRANT CERTIFICATE]

THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES) AND ANY SIMILAR EXEMPTION UNDER STATE SECURITIES LAWS, OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OR EXCHANGE OF THIS WARRANT IS RESTRICTED IN
ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                    EXERCISABLE ON OR BEFORE
       5:00 P.M., EASTERN STANDARD TIME, __________, 2001




No.  W-                                           ______ Warrants



                       WARRANT CERTIFICATE

     This Warrant Certificate certifies that __________________, or registered assigns, has the right to purchase initially, at any time from ____________, 1996 until 5:00 p.m., Eastern Standard time, on ____________, 2001 ("Expiration Date"), up to _______
fully paid and nonassessable shares of common stock, no par value ("Common Shares") of EXCEL INDUSTRIES, INC., an Indiana corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $13.25 per share of Common Shares upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Grant and Registration Rights Agreement (the "Warrant Agreement"), dated as of ____________, 1996, by and among the Company and the shareholders of Anderson Industries, Inc. listed on Schedule A attached thereto (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     This Warrant may not be exercised after 5:00 p.m., Eastern Standard time, on the Expiration Date, at which time the right to purchase Common Shares evidenced hereby, unless exercised prior thereto, shall thereafter be void. This Warrant may be exercised in full or in part, but may not be exercised for fewer than the lesser of (i) 100 Common Shares or (ii) the balance of the Common Shares purchasable hereunder.

     This Warrant is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of this Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a right to purchase a like number of Common Shares shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of this Warrant for fewer than all the Common Shares purchasable hereunder, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing the right to purchase the number of Common Shares with respect to which this Warrant has not yet then been exercised.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed.

Dated as of _____________, ____



                                EXCEL INDUSTRIES, INC.


                         By:
                                  Name:
                                   Title:


Attest:



Name:
Secretary

                  [FORM OF ELECTION TO PURCHASE
 PURSUANT TO SECTION 3.1]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ Common Shares and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of Excel Industries, Inc. in the amount of $_____, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________ whose address is __________________ and that such Certificate be delivered to __________ whose address is
____________________.

Dated:

                              Signature
                             (Signature conform in all respects to
name of holder                               as specified on the
face of the Warrant Certificate.)



                             (Insert Social Security or Other
Identifying Number                               of Holder)

                  [FORM OF ELECTION TO PURCHASE
                    PURSUANT TO SECTION 3.2]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Shares all in accordance with the terms of Section
3.2 of the Warrant Grant and Registration Rights Agreement, dated as of February __, 1996, by and among Excel Corporation and the stockholders of Anderson Industries, Inc. listed on Schedule I attached thereto. The undersigned requests that a certificate for such securities be registered in the name of ________ whose address is ________________ and that such Certificate be delivered to ______ whose address is ______________.

Dated:
                              Signature
                             (Signature must conform in all
respects to name of                               holder as
specified on the face of the Warrant
Certificate.)


                             (Insert Social Security or Other
Identifying Number                               of Holder)

                      [FORM OF ASSIGNMENT]



     (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)


FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto





          (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:__________________ Signature:
                        (Signature must conform in all respects to
name of holder                          as specified on the face of
the Warrant Certificate.)



                        (Insert Social Security or Other
Identifying Number of                          Assignee)